FOR IMMEDIATE RELEASE	Company Contact:
Ralph Castner/Chief Financial Officer
308-255-1227
Chris Gay/Treasurer
308-255-2905
Joe Arterburn/Corporate Communications
308-255-1204
Cabela’s Incorporated

Investor/Media Contact:
Integrated Corporate Relations
203-222-9013
Investor: Chad A. Jacobs/Brendon Frey
Media: Mike Fox/Megan McDonnell

CABELA’S INC. REPORTS FISCAL FOURTH QUARTER AND FISCAL 2004 YEAR END RESULTS
-Q4 Total Revenue Increased to a Record $579.1 Million
-Company Reported Q4 Fully-Diluted EPS of $0.58
- Fiscal 2004 Total Revenues Increased to $1.56 Billion
-Company Reported FY2004 EPS of $1.03

SIDNEY, Neb. (February 17, 2005) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter of hunting, fishing, and outdoor gear, today reported financial results for its fourth fiscal quarter and fiscal year ended January 1, 2005, which included 13 weeks and 52 weeks, respectively. The Company noted that its fourth fiscal quarter and fiscal year ended January 3, 2004, included 14 weeks and 53 weeks, respectively.

Total revenue for the fourth quarter of 2004 was $579.1 million compared to $548.1 million for the fourth quarter of 2003. Net income for the fourth quarter of 2004 increased 9.9% to $38.5 million, or $0.58 per diluted share, compared to $35.0 million, or $0.60 per diluted share, for the fourth quarter of 2003. As a result of the Company’s recent public offering, weighted average diluted shares outstanding increased 13.4% to 66.4 million for the fourth quarter of 2004 compared to 58.6 million for the fourth quarter of 2003.

During the fourth quarter of 2004: direct revenue increased 5.3% to $378.0 million; retail revenue increased 0.1% to $171.6 million; and financial services revenue increased 41.4% to $24.4 million, each over the fourth quarter of 2003. The Company stated that on a like calendar basis (13 weeks vs. 13 weeks), direct revenue would have increased 11.2%; retail revenue would have increased 9.1%; and same stores sales would have declined 1.2% in the fourth quarter of 2004 compared to the corresponding period a year ago, as detailed in the table at the end of this release.

Total revenue for the year ended January 1, 2005 was $1.56 billion compared to $1.4 billion for the year ended January 3, 2004. Net income for the year ended January 1, 2005 increased 26.5% to $65.0 million compared to $51.4 million for the year ended January 3, 2004. The Company reported diluted earnings per share growth of 10.8% to $1.03 on 63.3 million weighted average diluted shares outstanding for the year ended January 1, 2005, compared to $0.93, on 55.3 million weighted average diluted shares outstanding for the year ended January 3, 2004.

Additionally, for the year ended January 1, 2005: direct revenue increased 5.0% to $970.6 million; retail revenue increased 22.6% to $499.1 million; and financial services revenue increased 34.0% to $78.1 million, each over the year ended January 3, 2004. The Company stated that on a like calendar basis (52 weeks vs. 52 weeks), direct revenue would have increased 6.6%; retail revenue would have increased 24.4%; and same stores sales would have declined 0.6% for 2004 compared to the corresponding period a year ago, as detailed in the table at the end of this release.

Dennis Highby, Cabela’s President and Chief Executive Officer commented, “Our record fourth quarter results represent a great way to end an outstanding year for Cabela’s. We were pleased with the performance of all three segments of our business, despite the more difficult comparison due to a shorter selling season compared to the fourth quarter last year. The positive sales momentum we experienced during the holiday season continues, giving us a heightened degree of confidence as we head into the new year.”

Mr. Highby continued, “Fiscal 2004 was a historic year for Cabela’s. In June, we completed a successful initial public offering raising more than $114 million. This important transaction allowed us to significantly improve our financial position and set the stage for a new era of growth fueled by a more aggressive rollout of our destination retail stores. This past August, we opened our 10th store in Wheeling, West Virginia, and have announced seven new stores that will add more than 1.3 million square feet to our current operations. This includes stores in Fort Worth, TX, Buda, TX and Lehi, UT in 2005; Rogers, MN in late 2005, weather permitting, Wheat Ridge, CO, and Gonzales, LA in 2006; and East Rutherford, NJ in 2007.”

Mr. Highby concluded, “Our ability to deliver record sales results in each quarter throughout the year underscores the ongoing strength of our brand, the compelling nature of our concept and, most importantly, our employees’ commitment to excellence and the highest level of execution across the board. We truly believe that our position in the marketplace has never been stronger, and we remain dedicated to further building our leadership status and successfully executing a strategy focused on long-term growth and increased shareholder value.”

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2004 year-end operating results is scheduled for today (Thursday, February 17, 2005) at 8:30 AM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com and clicking on Cabela’s Fourth Quarter 2004 Earnings Conference Call Webcast. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well-known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release and the related web cast (other than historical information) contain "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable lease and economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; increased fuel prices; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the “Risk Factors” section of the Company's most recently filed prospectus, which is available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. The words "believe," "may," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "will" and similar statements are intended to identify forward-looking statements. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar Amounts in Thousands)
(Unaudited)
	January 1,	January 3,
ASSETS	2005	2004

CURRENT ASSETS:
Cash and cash equivalents	$248,184	$192,581
Accounts receivable	33,524	32,826
Credit card loans held for sale	64,019	28,013
Credit card loans receivable	5,209	—
Inventories	313,002	262,763
Prepaid expenses and deferred catalog costs	31,294	31,035
Other current assets	33,255	34,413
Total current assets	728,487	581,631

PROPERTY AND EQUIPMENT, NET	294,141	264,991

OTHER ASSETS:
Marketable securities	145,587	72,632
Other	60,016	44,299
Total other assets	205,603	116,931

Total assets	$1,228,231	$963,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$100,826	$91,524
Unpresented checks net of bank balance	34,653	36,788
Accrued expenses and other liabilities	50,264	42,939
Gift certificates and credit card reward points	97,242	80,570
Accrued employee compensation, benefits, and savings plan	54,925	58,217
Time deposits	48,953	12,900
Current maturities of long-term debt	28,327	3,013
Income taxes payable	38,551	27,100
Total current liabilities	453,741	353,051

LONG-TERM LIABILITIES	208,136	237,987

STOCKHOLDERS’ EQUITY	566,354	372,515

Total liabilities and stockholders’ equity	$1,228,231	$963,553

CABELA'S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Dollar Amounts in Thousands Except Per Share and Share Amounts)
(Unaudited)
	Three months ended		Twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2005	2004	2005	2004
REVENUES:
Merchandise sales	$549,596	$530,611	$1,469,720	$1,331,534
Financial services revenue	24,395	17,249	78,104	58,278
Other revenue	5,117	205	8,150	2,611
Total revenues	579,108	548,065	1,555,974	1,392,423

COST OF REVENUE:
Cost of merchandise sales	333,064	317,265	918,206	826,869
Cost of other revenue	4,251	(717)	7,459	659
Total cost of revenue (exclusive of depreciation and amortization)	337,315	316,548	925,665	827,528
Gross profit	241,793	231,517	630,309	564,895

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	186,008	175,802	533,094	479,964

OPERATING INCOME	55,785	55,715	97,215	84,931

OTHER INCOME (EXPENSE):
Interest income	332	130	601	408
Interest expense	(2,078)	(2,654)	(8,178)	(11,158)
Other income, net	5,216	1,211	10,443	5,612
	3,470	(1,313)	2,866	(5,138)
INCOME BEFORE PROVISION FOR INCOME TAXES	59,255	54,402	100,081	79,793
INCOME TAX EXPENSE	20,795	19,415	35,085	28,402
NET INCOME	$38,460	$34,987	$64,996	$51,391

EARNINGS PER SHARE:
Basic	$0.60	$0.62	$1.06	$0.99
Diluted	$0.58	$0.60	$1.03	$0.93

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,382,845	56,406,202	61,277,352	52,059,926
Diluted	66,437,708	58,596,538	63,277,400	55,306,294

CABELA’S INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar Amounts in Thousands)
(Unaudited)
	Year Ended
	January 1,	January 3,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES	$47,018	$67,236

CASH FLOWS FROM INVESTING ACTIVITIES	(127,170)	(93,718)

CASH FLOWS FROM FINANCING ACTIVITIES	135,755	40,427

NET INCREASE IN CASH AND CASH EQUIVALENTS	55,603	13,945

CASH AND CASH EQUIVALENTS, Beginning of Year	192,581	178,636

CASH AND CASH EQUIVALENTS, End of Year	$248,184	$192,581

(Dollar Amounts in Thousands)

Segment Information:	Three Months Ended		Year Ended
	January 1,	January 3,	January 1,	January 3,
	2005	2004	2005	2004

Direct revenue	$377,978	$359,079	$970,646	$924,296
Retail revenue	171,618	171,532	499,074	407,238
Financial services revenue	24,395	17,249	78,104	58,278
Other revenue	5,117	205	8,150	2,611
Total revenue	$579,108	$548,065	$1,555,974	$1,392,423

Direct operating income	$65,619	$59,429	$146,765	$143,996
Retail operating income	30,962	38,388	72,136	56,193
Financial services operating income	9,713	5,023	31,099	19,271
Other operating income (loss)	(50,509)	(47,125)	(152,785)	(134,529)
Total operating income	$55,785	$55,715	$97,215	$84,931

As a percentage of total revenue:
Direct revenue	65.3%	65.5%	62.4%	66.4%
Retail revenue	29.6%	31.3%	32.1%	29.2%
Financial services revenue	4.2%	3.1%	5.0%	4.2%
Other revenue	0.9%	0.1%	0.5%	0.2%
Total revenue	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	17.4%	16.6%	15.1%	15.6%
Retail operating income	18.0%	22.4%	14.5%	13.8%
Financial services operating income	39.8%	29.1%	39.8%	33.1%
Total operating income	9.6%	10.2%	6.2%	6.1%

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card loans securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses from credit card receivables the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

(Dollar Amounts in Thousands)

Financial Services Revenue as reported in	Three Months Ended		Year Ended
the Financial Statements:	January 1,	January 3,	January 1,	January 3,
	2005	2004	2005	2004

Interest and fee income	$3,946	$2,265	$12,735	$7,858

Interest expense	(802)	(745)	(3,063)	(3,226)
Net interest income	3,144	1,520	9,672	4,632

Noninterest income:
Securitization income	30,818	22,907	96,466	74,472
Other non-interest income	7,153	5,041	24,905	19,050
Total noninterest income	37,971	27,948	121,371	93,522
Less: Customer Rewards Costs	(16,720)	(12,219)	(52,939)	(39,876)

Financial services revenue	$24,395	$17,249	$78,104	$58,278

“Managed” credit card loans represent credit card loans owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans owned by the Company plus those that have been sold and includes the effects of recording the retained interest at fair value. Interest, interchange (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized receivables is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

(Dollar Amounts in Thousands Except Other Data)

Managed Financial Services Revenue:	Three Months Ended		Year Ended
	January 1,	January 3,	January 1,	January 3,
	2005	2004	2005	2004
Interest income	$20,502	$14,671	$71,309	$54,412
Interchange income, net of customer reward costs	8,953	8,430	36,493	28,945
Other fee income	5,104	3,645	16,841	13,605
Interest expense	(7,800)	(5,593)	(26,750)	(21,361)
Provision for loan losses	(4,929)	(4,626)	(20,208)	(17,380)
Other	2,565	722	419	57
Net managed financial services revenue	$24,395	$17,249	$78,104	$58,278

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	8.5%	7.5%	8.0%	7.7%
Interchange income, net of customer reward costs	3.7%	4.3%	4.1%	4.1%
Other fee income	2.1%	1.9%	1.9%	1.9%
Interest expense	(3.2%)	(2.9%)	(3.0%)	(3.0%)
Provision for loan losses	(2.0%	(2.4%)	(2.3%)	(2.4%)
Other	1.1%	0.4%	0.0%	0.0%
Net managed financial services revenue	10.2%	8.8%	8.7%	8.3%

Average reported credit card loans	$99,682	$64,874	$82,526	$61,850
Average managed credit card loans	$964,305	$778,733	$888,730	$705,265

Other Data:
Average Active Accounts	669,242	567,268	618,951	522,288
Average Account Balance	$1,441	$1,373	$1,436	$1,350

Fiscal 2004 vs. Fiscal 2003 Information:

Information on the extra week of the fourth fiscal quarter and fiscal year ended January 3, 2004 is provided to allow investors to separate the impact of this extra week on reported results in comparison to reported results for the fourth fiscal quarter and fiscal year ended January 1, 2005. Management believes these measurements are an important analytical tool to aid in understanding underlying operating trends without distortion due to the extra week included in fiscal 2003.

	Period Ending			Excluding Extra Week
	January 1, 2005	January 3, 2004	% Incr/(Decr)	January 3, 2004	% Incr/(Decr)	Comparable Store Sales (3)
13 weeks vs. 14 weeks
Direct revenue (1)	$377,978	$359,079	5.3%	$340,001	11.2%
Retail revenue (1)	171,618	171,532	0.1%	157,275	9.1%	(1.2%)
Financial services revenue (4)	24,395	17,249	41.4%	17,249	41.4%
Other revenue	5,117	205	n/a	205	n/a
Total revenue	$579,108	$548,065	5.7%	$514,730	12.5%

52 weeks vs. 53 weeks
Direct revenue (2)	$970,646	$924,296	5.0%	$910,270	6.6%
Retail revenue (2)	499,074	407,238	22.6%	401,233	24.4%	(0.6%)
Financial services revenue (4)	78,104	58,278	34.0%	58,278	34.0%
Other revenue	8,150	2,611	n/a	2,611	n/a
Total revenue	$1,555,974	$1,392,423	11.7%	$1,372,392	13.4%

(1)
In the 13-week vs. 14-week period we take out the first week of the period, week 40, of our fiscal year 2003 in order to show a comparable like calendar quarter. Week 40 of fiscal 2003 accounted for $19.1 million and $14.3 million, respectively, of Direct and Retail revenue.

(2)
In the 52-week vs. 53-week period we take out week 1 of our fiscal year 2003 in order to show a comparable like calendar year. Week 1 of fiscal year 2003 accounted for $14.0 million and $6.0 million, respectively, of Direct and Retail revenue.

(3)	Comparable store sales are presented on a 13-week and 52-week basis.
(4)
Our Financial services revenue is not adjusted for the extra week as the year end of our wholly-owned bank subsidiary, World’s Foremost Bank, corresponds to a calendar year end of December 31st, therefore there is no adjustment for the extra week.